Exhibit 3.220

SECOND AMENDED AND RESTATED BYLAWS

OF

EASTERN TRANS-WASTE OF MARYLAND. INC.

ARTICLE I—OFFICES

The principal office of the Corporation shall be located in the state of Maryland.

The Corporation may also maintain offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II—MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings:

The annual meeting of the stockholders of the Corporation shall be held in the evening between the first and the fifteenth day in October of each year, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2. Special Meetings:

Special meetings of the stockholders may be called at any time by the Chief Executive Officer or the President, and shall be called by the President or the Secretary at the written request of a majority of the Board of Directors.

Section 3. Place of Meetings:

All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other places as the Board of Directors may select, to be designated in the respective notices or waivers of notice of such meetings.

Section 4. Notice of Meetings:

(a) Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, stating the purpose for which the meeting is called, and the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or not more than forty days before the meeting, upon each stockholder of record entitled to vote at such meeting.

If mailed, such notice shall be directed to each such stockholder at his address as it appears on the stock books of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting in person or by proxy, or to any stockholder, who, in person or by attorney thereunto authorized, waives notice of any meeting in writing either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

Section 5. Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Certificate or Articles of Incorporation (such Certificate or Articles and any amendments thereof being hereinafter collectively referred to as the “Certificate of Incorporation”), at all meetings of stockholders of the Corporation, the presence in person or by proxy of stockholders holding of record a majority of the total number of shares of the Corporation, then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business.

(b) In the absence of a quorum at any annual or special meeting of stockholders, the stockholders present in person or by proxy and entitled to vote thereat or, if no stockholders entitled to vote are resent in person or by proxy, any officer authorized to preside at or act as Secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding twenty days at any one time, until a quorum shall be present. At any such adjourned meeting at which quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6. Voting:

(a) Except as otherwise provided herein, or by statute, or by the Certificate of Incorporation, the affirmative vote of those holding of record in the aggregate at least a majority of the issued and outstanding shares of stock present in person or by proxy and entitled to vote at a meeting of stockholders with respect to a question or matter brought before such meeting, shall be necessary and sufficient to decide such question or matter.

(b) Except as otherwise provided by statute, or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock held by him and registered in his name on the books of the Corporation.

(c) Each stockholder entitled to vote may vote by proxy, provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

ARTICLE III—BOARD OF DIRECTORS

Section 1. Number, Election and Term of Office:

(a) The number of the directors of the Corporation shall be not less than one nor more than seven. If a fixed number is not set forth herein, a majority of the Board of Directors (1) shall fix the number of directors from time to time, (2) may determine, in advance of each meeting of stockholders for the election of directors, the number of directors to be elected at such meeting within the maximum and minimum limits specified in the Certificate of Incorporation, and (3) during any interval between meetings of stockholders for the election of directors, may increase the number of directors with the maximum limits specified in the Certificate of Incorporation, and, if any such increase shall be deemed to create any vacancies in the Board, they shall be filled in the manner prescribed in Section 8 of this Article III.

(b) Except as herein or in the Certificate of Incorporation otherwise provided, the members of the Board of Directors of the Corporation, shall be elected by the vote of stockholders holding of record in the aggregate at least a plurality of the shares of stock of the Corporation present in person or by proxy and entitled to vote at the annual meeting of stockholders.

(c) Each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor is elected and qualified or until his prior death, resignation or removal.

Section 2. Duties, Powers and Committees:

(a) The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation except as herein provided, in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the stockholders.

(b) The Board of Directors may create and appoint committees to assist the directors in the conduct of the Corporation’s affairs.

Section 3. Annual and Regular Meetings; Notices:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders at the place of such annual meeting of stockholders.

(b) The Board of Directors from time to time may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business, unless such notice shall be waived in the manner set forth in paragraph (c) of Section 4 of this Article III.

Section 4. Special Meetings: Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer, the President, or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of such special meetings shall be mailed directly to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally not later than the day before the day on which the meeting is to be held.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person or to any director who shall waive notice of such meeting in writing or by telegram, radio or cable, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat. Notice of any adjourned meeting shall not be required to be given.

Section 5. Chairman:

At all meetings of the Board of Directors the Chief Executive Officer, or in his absence, a chairman chosen by the directors shall preside.

Section 6. Quorum:

(a) At all meetings of the Board of Directors the presence of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice, until a quorum shall be present.

Section 7. Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation or by these bylaws, the action or a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies:

Any vacancy in the Board of Directors, occurring by reason of any increase in the number of directors or by reason of the death, resignation, disqualification, removal or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9. Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Removal:

Unless otherwise provided by statute any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for the purpose.

Section 11. Salary:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12. Contracts:

(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13. Executive Committee:

The Board of Directors may approve the formation of an Executive Committee, which in such event, shall consist of two members of the Board of Directors appointed at the annual meeting of the stockholders of the Corporation to hold office during the pleasure of the directors, Its function shall be to exercise all the functions and powers of the Board of Directors between the annual meetings of the Board of Directors,

ARTICLE IV—OFFICERS

Section 1. Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such number of Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time deem advisable. Any two or more offices, except the offices of President and Vice-President or President and Secretary, may be held by the same person.

(b) The Chief Executive Officer shall have general charge of the business affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer may vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders’ or other consents with respect to any entity owned by the Corporation and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

(c) The President of the Corporation shall report to the Chief Executive Officer and shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. Notwithstanding the foregoing, in the absence of a resolution by the Board of Directors, the President shall not have the power to vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation or execute any stockholders’ or other consents with respect to any entity owned by the Corporation.

(d) All other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

(e) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

(f) Each officer shall hold office until the annual meeting of the Board of directors next succeeding his election and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2. Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal:

(a) Any officer specifically designated in Section 1 of this Article IV may be removed, either with or without cause, and a successor elected, by a majority vote of the Board of Directors, regularly convened at a regular or special meeting. Subordinate officers may be removed, either with or without cause, by a majority vote of the Board of Directors, regularly convened at a regular or special meeting or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 4. Vacancies:

(a) A vacancy in any office specifically designated in Section 1 of this Article IV, by reason of death, resignation, inability to act, disqualification, removal or for any other cause, shall be filled for the unexpired portion of the term by a majority vote of the Board of Directors regularly convened at any regular or special meeting. In the case of a vacancy occurring in the office of subordinate officer, such vacancy may be filled by vote of the Board of Directors or by any officer or agent upon whom such power shall have been conferred by the Board of Directors.

Section 5. Salaries:

The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or any compensation by reason of the fact that he is also a Director of the Corporation.

Section 6. Sureties and Bonds:

In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE V—SHARES OF STOCK

(a) The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by (1) the president or a vice-president, and (2) the secretary or treasurer or any assistant-secretary or assistant-treasurer.

(b) There shall be entered on the stock bonds of the Corporation, at the time of the issuance of each share, the number of the certificate issued, the kind of certificate issued, the name of the person owning the shares represented thereby, the number of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked “canceled” with the date of cancellation.

Section 2. Lot or Destroyed Certificates:

The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct and with such surety or sureties as may be satisfactory to the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3. Transfers of Shares:

(a) Transfers of shares of the capital stock of the Corporation shall be made on the transfer books of the Corporation by the holder of record thereof, in person or by his duly authorized attorney upon surrender and cancellation of the certificate or certificates representing such shares.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4. Closing of Transfer Books:

The board of Directors shall have the power to close the stock transfer books of the Corporation for a period of not more than ten days during the thirty-day period immediately preceding (1) any stockholders’ meeting, or (2) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record at the time the stock transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

Section 5. Agreements:

Whenever two or more stockholders shall enter into a written agreement respecting their shares of stock in the Corporation, and shall deposit such agreement with the Corporation, the Board of Directors shall have the power to provide by resolution that the shares of capital stock owned by the signatory stockholders shall be transferable only in accordance with the provisions of such agreement, and may direct that a reference to such agreement be endorsed upon every certificate of stock affected thereby.

ARTICLE VI—DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore as often, in such amounts and at such time or times as the Board of Directors may determine,

ARTICLE VII—EXECUTION OF INSTRUMENTS

All checks, drafts, bills of exchange, acceptances, bonds, endorsements, note or other obligations or evidences of indebtedness of the Corporation, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers or other instruments of transfer, contracts, agreements, dividend or other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents, and other instruments or rights of any nature may be signed executed, verified, acknowledged and delivered by such persons (whether or not officers, agents or employees of the Corporation) and in such manner as from time to time may be determined by the Board of Directors.

ARTICLE VIII—FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time as the needs of the corporate business require.

ARTICLE IX—CORPORATE SEAL

The corporate seal shall be circular in form and shall bear the name of the Corporation, the words “Corporate Seal” and words and figures denoting its organization under the laws of this State, and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X – AMENDMENTS

Section 1. By Stockholders:

All bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation entitled to vote, given at any annual or special meeting, the notice or waiver of notice of which shall have summarized or set forth in full the proposed amendment.

Section 2 By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the bylaws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this Article X above-provided may alter, amend or repeal bylaws made by the Board of Directors and may from time to time limit or define the right of the Board of Directors to alter, amend, or repeal any bylaw or bylaws made or adopted by the stockholders.